                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Boatmen's Bancshares, Inc. of our report dated January 18, 1996 included in the 1995 Annual Report to Shareholders of Boatmen's Bancshares, Inc.

    We also consent to the incorporation by reference into each registration statement listed below of our report dated January 18, 1996 with respect to the consolidated financial statements of Boatmen's Bancshares, Inc. incorporated herein by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995.

    FORM            NO.
    ----            ---
    S-3          33-50525      Dividend Reinvestment and Stock Purchase Plan

    S-8          33-61027      1987 Non-Qualified Stock Option Plan

    S-8          33-15715      Amended 1981 Incentive Stock Option Plan

    S-8          33-25945      Centerre Bancorporation 1983 Incentive Stock Option Plan

                               Centerre Bancorporation 1980 Stock Option Plan

    S-8          33-25946      Centerre Bancorporation 1987 Stock Incentive Plan

    S-8          33-50451      1990 Stock Purchase Plan for Employees

    S-8          33-37862      Thrift Incentive 401(k) Plan

    S-8          33-61011      1991 Incentive Stock Option Plan

    S-8          33-46730      First Interstate of Iowa, Inc.

    S-8          33-55186      Sunwest Financial Services, Inc. 1983 Incentive Stock Option Plan

    S-8          33-55110      Sunwest Financial Services, Inc. 1987 Incentive Stock Option Plan

    S-8          33-51635      First Amarillo Bancorporation, Inc. and Subsidiaries Incentive Stock Option Plan
                               (Number 1)

    S-8          33-51637      First Amarillo Bancorporation, Inc. and Subsidiaries Incentive Stock Option Plan
                               (Number 2)

    S-8          33-59477      Westside Bancshares, Incorporated Incentive Stock Option Plan

    S-8          333-00685     Fourth Financial Corporation 1993 Incentive Stock Option Plan

    S-8          333-00689     Fourth Financial Corporation 1993 Employee Stock Purchase Plan

    S-8          333-00681     Amended and Restated Fourth Financial Corporation 1981 Incentive Stock Option Plan

    S-8          333-00687     Fourth Financial Corporation 1993 Non-Employee Directors Stock Option Plan

    S-8          333-00683     Amended and Restated Fourth Financial Corporation 1986 Incentive Stock Option Plan

    S-8          33-58395      Worthen Banking Corporation Amended and Substituted Stock Option Plan

    S-8          33-58399      Worthen Banking Corporation 1993 Stock Option Plan

                                                ERNST & YOUNG LLP

St. Louis, Missouri
March 14, 1996